EXHIBIT 10(hh)


                    FIRST AMENDMENT TO LICENSE AGREEMENT



      This is a First Amendment to the July 1, 1993 License Agreement ("Agreement") by and between PRECIOUS MOMENTS, INC. ("PMI"), an Illinois corporation with principal offices in St. Charles, Illinois; and ENESCO CORPORATION ("Enesco"), an Ohio corporation with principal offices in Itasca, Illinois.

                              RECITAL OF FACT

      Having over the years worked ever more closely together to build a partnership based on sharing, honesty and trust, PMI and Enesco believe that by extending their partnership into the next Millennium, they can achieve their mission to "touch the hearts of people in a personal way by spreading goodness throughout the world" and to expand and perpetuate the message and meaning behind PRECIOUS MOMENTS, even now one of the world's best selling and most beloved properties.

      To enhance and further their relationship, PMI and Enesco agree to amend their Agreement as follows:

 I.   Paragraph 3 of the Agreement is hereby amended to read as follows:

      3. TERM. The Term of this Agreement shall be for an original period to commence on the effective date hereof, as specified in Paragraph 18 hereof, and to continue through the 31st day of December, 2007, and shall thereafter be renewed automatically for additional five-year renewal periods, unless, a party hereto shall give the other party Notice of Termination at least three years prior to the end of the original and any renewal period, or unless terminated sooner in accordance with the provisions of Paragraphs 4(d) and 13 herein.

 II.  Paragraph 4(a) of the Agreement is hereby amended to read as follows:

      4.   ROYALTIES.

           (a) Actual Percentage Royalties. Enesco shall pay PMI as actual percentage royalties a sum equal to the percentages of the "Net Wholesale Sales Price", "Net Retail Sales Price" and "FOB Sales Price", as defined in paragraph 4(e), of all Licensed Products sold under this Agreement during the following time periods, by either Enesco or by any sublicensee or distributor of Enesco, during the Term of this Agreement:

                                   Percentages for Wholesale Sales

                                        Jan. 1, 1998 to       Jan. 1, 1999 to     Jan. 1, 2000 to
                                        Dec. 31, 1998         Dec. 31, 1999       Dec. 31, 2007
                                        ---------------       ---------------     ----------------
           Porcelain Bisque Products       12.50%                   12.75%            13.00%
           Plush Products                  10.00%                   10.00%            10.00%
           All Other Licensed Products     12.50%                   12.50%            12.50%

                               Percentages for Direct Response Sales

                                        Jan. 1, 1998 to       Jan. 1, 1999 to     Jan. 1, 2000 to
                                        Dec. 31, 1998         Dec. 31, 1999       Dec. 31, 2007
                                        ---------------       ---------------     ---------------
           Porcelain Bisque Products        6.25%                    6.375%            6.50%
           Plush Products                   5.00%                    5.000%            5.00%
           All Other Licensed Products      6.25%                    6.250%            6.25%

                                    Percentages for F.O.B. Sales
                                    ----------------------------
                                           Jan. 1, 1998 to
                                           Dec. 31, 2007
                                           ---------------

           All Licensed Products              14.00%

 III. Subparagraph 4(b) of the Agreement is hereby amended to read as follows:

       (b) Notwithstanding any other provision of this Agreement, the percentage royalty for Precious Moments Collectors' Club(R) "Members Only" figurines shall be one-half the percentage royalties stated in Paragraph 4(a); and the percentage royalties payable for the existing Abbeville published book entitled: "Precious Moments Last Forever" (Paragraph H. Books, No. 3), shall be 7.5%.

 IV. Subparagraph 4(c) of the Agreement shall be amended to read as follows:

       4(c) Guaranteed Minimum Royalties. It is the intent of the parties to provide herein for a three year minimum guarantee of Forty-Five Million Dollars ($45,000,000) in royalties to PMI, beginning January 1, 1998, which three year guarantee shall roll-over automatically for the Term of the Agreement. Accordingly, in the event that the total of the royalties due to PMI from Enesco, pursuant to Paragraphs 4(a) and 4(b) hereof, during any calendar year (starting with the calendar year 1998) during the Term of this Agreement is less than Fifteen Million Dollars ($15,000,000) (hereinafter the "Annual Minimum Royalty"), Enesco agrees to pay PMI the difference between the Annual Minimum Royalty and the total of the royalties (hereinafter the "Difference Payment") due for the prior calendar year. Any such Difference Payment is due and owing no later than ninety (90) days after the last day of December of the prior calendar year.

 V. Subparagraph 4(e) of the Agreement shall be amended to read as follows:

      4(e) Net Wholesale Sales Price, Net Retail Sales Price and F.O.B. Sales Price.

           (i) The term "Net Wholesale Sales Price", as used in this Agreement, shall mean the actual billing price of Licensed Products sold to wholesale customers of Enesco, or of its sublicensees or distributors, less customer discounts and allowances allowed and less any returns and transportation charges allowed on returns.

           (ii) The term "Net Retail Sales Price", as used in this Agreement, shall mean the actual billing price of Licensed Products sold via retail or direct response sales directly to consumer customers of Enesco or of its sublicensee, The Bradford Exchange, Ltd. and its affiliates (hereinafter jointly "Bradford"), less sales taxes (including VAT), any shipping and handling charges separately itemized on the customer's invoice, credits for returns for which the customer is given credit, and credits for non-payment by customers (up to but not exceeding a maximum of 10.0%) to be calculated separately for each program.

          (iii) The term "F.O.B. Sales Price", as used in this Agreement, shall mean the actual billing price for Licensed Products sold on an F.O.B. price basis non-U.S.A. factory or non-U.S.A. port.

           (iv) All royalties due PMI shall accrue upon the sale of the Licensed Products sold, regardless of the time of collection by Enesco or its sublicensees or distributors. For purposes of this Agreement, Licensed Products shall be considered "sold" upon the date when such Licensed Products are billed or invoiced, shipped or paid for, whichever event occurs first. If any Licensed Products are consigned to a distributor by either Enesco or its sublicensees, the Licensed Products shall be considered "sold" by Enesco or by its sublicensees upon the date on which the distributor bills, invoices, ships or receives payment for the Licensed Product, whichever event occurs first. Royalties on sales by Enesco to Bradford shall be based on Bradford's Net Retail Sales Price and shall be payable when the Licensed Products are sold by Bradford. For the purpose of the Bradford sublicense, a Licensed Product shall be considered as "sold" upon the date when Bradford ships the Licensed Product.

 VI. The first sentence of Subparagraph 4(l) of the Agreement shall be amended to read as follows:

           (l) Accounting. No later than thirty (30) days after the last day of March, June, September and December of each year during the Term of this Agreement, Enesco shall furnish PMI with complete and accurate statements showing, on a product by product basis, the number, description and the actual billing price, itemized deductions from the actual billing price, and the Net Wholesale Sales Price, the Net Retail Sales Price or the F.O.B. Sales Price, as the case may be, of the Licensed Products sold by Enesco or its sublicensees or distributors during the three (3) months calendar quarter immediately preceding such thirty (30) day period.

 VII. Paragraph 4 of the Agreement shall be amended by adding thereto new Subparagraph (p) which reads as follows:

      (p)  Royalty Adjustments.
           The parties agree that no royalties shall be due (i) on Licensed Products which are donated by Enesco to a recognized charitable organization; (ii) on figurines which are shipped free of charge by Enesco to collectors' club members who have redeemed points authenticated by Authorized Retailers under a program known as Precious Rewards, which Program has been established for frequent buyers of porcelain bisque Licensed Products; (iii) on Licensed Products which Enesco sells exclusively to any Precious Moments Chapel related company for resale in or near the Precious Moments Chapel; and/or (iv) on Licensed Products sold directly to Butcher and/or PMI for any reason.

 VIII. Exhibit A of the Agreement is hereby amended to add the following trademarks:

           20.  Precious Collectibles
           21.  Sammy's Circus
           22.  Little Moments
           23.  Little Moments Mean A Lot
           24.  Precious Rewards
           25.  Tender Tails

 IX. Exhibit B-1 of the Agreement shall be amended as follows to add the following to the list of Enesco Core Products:

           43.  Underglaze sculpted perfume bottles
           44.  Underglaze sculpted functional tea cups and saucers
           45.  Underglaze sculpted 4" flower pots
           46.  Two tier cookie plates
           47.  Sculpted kitchen molds
           48.  Sculpted napkin holders
           49.  Sculpted functional cream and sugar sets
           50.  Sculpted functional teapots
           51.  Underglaze figurative clocks
           52.  Sculpted porcelain alarm clocks
           53.  Sculpted canister sets
           54.  Sculpted spice jar sets
           55.  Sculpted tissue holders
           56.  Sculpted wastebaskets
           57.  Sculpted toothbrush holders
           58.  Sculpted cups
           59.  Sculpted soap dishes
           60.  Porcelain and glass canisters
           61.  Sculpted soda glasses
           62.  Sculpted ice cream dishes
           63.  Sculpted syrup pitchers
           64.  Stoneware sculpted cookie jars
           65.  Porcelain pomanders
           66.  Pitcher and bowl
           67.  Sculpted tree toppers
           68.  Sculpted ring box/holders
           69.  Sculpted porcelain 3-d lamps
           70.  Diecast porcelain trivets
           71.  Sculpted serving platters
           72.  Place card name plates
           73.  Underglaze sculpted salt and pepper shakers
           74.  Decal ring boxes
           75.  Sculpted wedding invitation holders
           76.  Porcelain coasters
           77.  Wood and porcelain salt and pepper displayer
           78.  Underglaze porcelain musical hanging ornaments
           79.  Stoneware toothpick holder
           80.  Ceramic casserole dish
           81. Decal: tape dispenser, pencil cups, letter holder, desk organizer, letter opener, paperweight, pen holder and pen
           82.  Porcelain Mugs with candy
           83.  Sculpted Pie plates
           84.  Candles:  3-d character, sculpted
           85.  Wood nutcrackers
           86.  Resin Products:
                  Resin and Lucite magnetic photo frames
                  Sculpted photo frames
                  Lamp finials
                  Sculpted large keepsake boxes
                  Sculpted atomizers
                  Sculpted bookmarks
                  Lapel pins
                  Goebel miniature resin/bronze figurines
                  "Merry Dreams" glass ball containing resin figurine ornaments Sculpted ring holders
                  Figurines
                  Sculpted earrings
                  Sculpted lamps
                  Sculpted clocks
                  Sculpted switch plate covers
                  Sculpted cross
                  Musicals
                  Banks
                  Plaques
                  Votive figurines

 X. Exhibit B-2 of the Agreement is amended as follows to add the following new non-exclusive product categories and products:

      D.   Glassware Products
           2.   Perfume bottles
           3.   Vases with attachments in coldcast or resin
           4.   Bottles with attachments in coldcast or resin
           5.   Covered boxes in coldcast or resin
           6.   Paperweights
           7.   Glass/brass plaques

      E.   Baby Accessories Line
           3.   Plastic baby wall decor
           4.   Frame/brush set
           5.   Baby cup with silver utensils
           6.   Bank with silver frame
           7.   Cross plaque with silver frame
           8.   Bank with rattle

      F.   Miscellaneous Products
           22.  Fabric gift pillows with porcelain attachments
           23.  Toy trains
           24.  Electric ceramic/porcelain potpourri burners
           25.  Outdoor hanging flags (non-exclusive/mass market)
           26.  Large and small garden stakes (mass market)
           27.  Jewelry   gold electroplate (14k and 14k filled)
                and sterling (excluding cloisonne or cloisonne -like); rings, earrings, pendants, necklaces, charms and bracelets)
           28.  Vinyl growth chart
           29.  Paper-wrapped jewelry box
           30.  Artificial rose w/message attached
           31.  Fabric heart shaped sachet with porcelain attachment
           32.  Candles, votive
           33.  Antimony pins
           34.  Plastic inkflow; keychains, ornaments, frame magnets
           35.  Plastic boxes with candy
           36.  Flower pots with plant stakes and seeds
           37.  Glazed flower pots on wooden shelf hangers
           38.  Resin sculpted gardening line (terra cotta look);
                  birdhouses, birdfeeders, planters, watering cans, birdbaths, plant stakes, flower pots, wall plaque planter, water can statue, garden fountain, garden magnet, hummingbird feeder, garden pot with seeds, thermometer, sundial, wind chimes, pot huggers, utensil rack, and signs.

      H.   Books
           3.   "Precious Moments Last Forever" (Abbeville Press)

      I.   Wood Products
           13.  Wood and plastic clocks
           14.  Recipe box
           15.  Chalkboard
           16.  Erasers

      J.   Brassware Products
           8.   Votive candle holders
           9.   Photo etched candle attachments
           10.  Photo etches hanging ornaments

      M.   Decoupage Products
           3.   Drawer scenters

      Q.   Potpourri Products
           11.  Basket with potpourri

      U.   Plush Products

      V.   Vinyl squeeze toys

 XI.  FAILURE TO EXPLOIT LICENSED PRODUCT RIGHTS.

      With the exception of Core Products, rights to all other Licensed Products shall be conditioned upon Enesco's exploitation of such rights as follows:

      New Non-Exclusive Licensed Products. If Enesco shall fail to introduce any new non-exclusive Licensed Product within one (1) year of the execution of this Amendment, or if following introduction, Enesco shall fail to make more than token or nominal sales of any Licensed Products for a period of two (2) calendar years, PMI shall notify Enesco in writing that it has a six (6) month period from date of notification to broadly distribute the product or forfeit its rights to that Licensed Product.

      New Exclusive Licensed Product Categories. Prior to being granted additional exclusive product rights, Enesco shall provide PMI with a marketing plan including but not limited to Enesco's projected annual sales of each additional proposed exclusive Licensed Product category. Assuming exclusive rights are then granted, Enesco shall forfeit its exclusive rights to that Licensed Product category if the projected annual sales are not realized within two (2) consecutive years of marketing Licensed Products in such category.

 XII. PREMIUMS.

      Notwithstanding the other provisions of this Agreement, Enesco agrees that the manufacture of any exclusive Licensed Product under the Agreement, other than the Core Products, for distribution and sale by another PMI PRECIOUS MOMENTS licensee as a "premium item", shall not constitute an infringement of Enesco's rights under this Agreement so long as Enesco is given a right of first refusal to meet the terms offered to such other PMI PRECIOUS MOMENTS licensee for manufacturing that "premium item" Licensed Product, which right of first refusal may be exercised by Enesco within fifteen (15) days of Enesco's receipt thereof.

XIII. TRANSSHIPMENT POLICY.

      The parties agree that during the term of this Agreement, they shall maintain the mutually agreed upon procedures, as set forth in Exhibit A attached hereto or as subsequently amended, to endeavor to prevent the authorized transshipment of Licensed Products into the United States. Subject to compliance with the applicable foreign law, Enesco further agrees that it shall enter into contractual agreements with its foreign subsidiaries, its foreign affiliates and its foreign sub-licensees that will expressly preclude them from exporting Licensed Products to the United States.

 XIV. EFFECTIVE DATE.

      The effective date of this First Amendment shall be January 1, 1998.

 XV.  RATIFICATION.

      All other terms and conditions of the Agreement are ratified and confirmed and shall continue to remain in full force and effect.

      IN WITNESS WHEREOF, the parties have, through their duly authorized officers, set their hands and seals as of the 29 day of December, 1997.

 WITNESS                       PRECIOUS MOMENTS, INC.
                               an Illinois Corporation


 /s/ Geraldine M. Briguglio     By: /s/ Jon Butcher
 ---------------------------       --------------------------------
                                      Jon Butcher, President


 WITNESS:                      ENESCO CORPORATION
                               an Ohio Corporation



 /s/ Donna J. Thompson         By: /s/ Jeffrey A. Hutsell
 ---------------------------      --------------------------------
                                    Jeffrey A. Hutsell, President
                                    and Chief Operating Officer





                       CERTIFICATE OF ACKNOWLEDGMENT


 STATE OF ILLINOIS   )
                     )
 COUNTY OF COOK      )

      This Certificate of Acknowledgment is being made and executed pursuant to the Uniform Recognition of Acknowledgment Act, as amended, by me, a Notary Public commissioned in and for the County of Cook, State of Illinois.

      I Certify that the foregoing First Amendment to License Agreement was acknowledged before me this 23 day of December, 1997, by Jeffrey A. Hutsell, President and Chief Operating Officer of ENESCO CORPORATION, an Ohio corporation, on behalf of that corporation.


                                   /s/ Donna J. Thompson
                                   ----------------------------------
                                   Notary Public

                                   My Commission expires:  11-19-2001





                       CERTIFICATE OF ACKNOWLEDGMENT


 STATE OF ILLINOIS   )
                     )
 COUNTY OF KANE      )

      This Certificate of Acknowledgment is being made and executed pursuant to the Uniform Recognition of Acknowledgment Act, as amended, by me, a Notary Public commissioned in and for the County of Kane, State of Illinois.

      I Certify that the foregoing First Amendment to License Agreement was acknowledged before me this 29 day of December, 1997, by Jon Butcher, President of PRECIOUS MOMENTS, INC., an Illinois corporation, on behalf of that corporation.


                                   /s/ Geraldine M. Briguglio
                                   ----------------------------------
                                   Notary Public

                                   My Commission expires:    2-9-98
                                          9




                                                             EXHIBIT A

                                   POLICY

 Subject:       Transshipping of Precious Moments Porcelain Bisque products

 Date Issued:

 Issued by:     ENESCO Corporation


 I.   Purpose

      The purpose of this policy is to state that the Enesco Corporation will not tolerate transshipping of Precious Moments Porcelain Bisque products. Further, to emphasize to retailers and sales representatives, the Precious Moments Authorized Dealer Agreement that states, in part:

      "2. Dealer's responsibilities are to:

      B. Sell P recious Moments Porcelain Bisque products only under the name and location listed above. Not sell any Precious Moments Porcelain Bisque product at any location not approved by ENESCO Corporation. Additionally, not transfer or transship, for resale or further distribution, Precious Moments Porcelain Bisque products to any unauthorized location or act as an agent for third parties in the sale of Precious Moments Porcelain Bisque products without specific, written approval from ENESCO Corporation."

 II.  Policy

      The Enesco Corporation will take the following steps to minimize the incidence of transshipping:

   1. Annually, each facility that produces Precious Moments Porcelain Bisque products will be asked to attest to their agreement to maintain exclusive production/shipping only to the Enesco Corporation and its authorized affiliates and distributors.

   2. Conduct background investigations on potential international customers who are interested in Precious Moments Porcelain Bisque products. This due diligence process will assist in identifying a potential international customer's suitability to market Precious Moments Porcelain Bisque products.

   3. Agreements will be maintained and updated for every Precious Moments Authorized Dealer and Distributor.

   4. Require retail sales reports from international affiliates and distributors to evaluate their purchases versus reported retail sales.

   5. Covertly mark Precious Moments Porcelain Bisque products ordered by, and shipped to international customers. Said marks will be applied by either the production facilities overseas or by the Enesco distribution center in Elk Grove Village, Illinois.

   6. Covertly mark Precious Moments Porcelain Bisque products ordered by, and shipped to selected domestic customers. Said marks will be applied by either the production facilities overseas or by the Enesco distribution center in Elk Grove Village, Illinois.

   7. The Sales Team will be reminded of their obligation to report any suspected or confirmed incidence of transshipping. Their annual contract will be the document that defines this important responsibility.

   8. The Enesco Corporation will take whatever other actions required to minimize transhipping.

III.  Penalty

      The Enesco Corporation will take the following steps in the event that a customer's transshipping activities are discovered and verified:

   1. With regard to domestic customers, the Precious Moments
      Authorized Dealer Agreement states, in part:

      "2.  Dealer's responsibilities are to:

           H. Understand that violation of any terms of this Agreement will result in the loss if our Authorized Dealer status and current Precious Moments Porcelain Bisque products subscription dollar allocation."

   2. With regard to international distributors, the International Giftware Distribution Agreement states, in part:

           "1(d) Distributor shall refrain from actively soliciting, directly or indirectly, any customer outside the Territory for the sale of Products and shall refrain from selling products to any customer within the Territory if it knows or has reason to know that such Products will be resold outside the Territory."

   3. With regard to Enesco Associates, Sales Representatives and
      Affiliates:

      Per Mr. Eugene Freedman's January 24, 1996 letter to the Personnel of Enesco, it Sales Representatives, and its Affiliates:

      "Enesco Corporation and it affiliated companies will not accept any employee or sales representative activity associated with or in support of distribution of sales of its product, which results in diversion or transshipments to unauthorized dealers, retailers, catalog companies or secondary marketers."

 IV.  Responsibility

      It is the responsibility of Enesco's Vice President/General Manager, Precious Moments or other designee of Enesco's Chairman or President to ensure that the identified steps are continuously implemented and monitored.



 Signed this 29th day of December, 1997.





 /s/ Jeffrey A. Hutsell                   /s/ Jon Butcher
 ----------------------------             -----------------------------
 Jeffrey A. Hutsell                       Jon Butcher
 President & COO                          President
 Enesco Corporation                       Precious Moments, Inc.